                                  EXHIBIT 23.3

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of CyberGuard Corporation on Form S-8 of our report dated February 13, 1998 for the Audited Financial Statements of ARCA Systems, Inc. for the year ended December 31, 1997, appearing in the Current Report on Form 8-K of CyberGuard Corporation, dated June 17, 1998.











/s/ Tobkin, Chiang & Hammon

TOBKIN, CHIANG & HAMMON, certified public accountants
San Jose, California
July 2, 1998